Exhibit 3.22

Delaware PAGE 1 The First State  I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WILD OATS MARKETS, INC. “, CHANGING ITS NAME FROM “WILD OATS MARKETS, INC. “ TO “WFM-WO, INC. “, FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 2010, AT 11:36 O’CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.  [ILLEGIBLE] Jeffrey W. Bullock, Secretary of State 2629180 8100 AUTHENTICATION: 7906329  100342056 DATE:  04-01-10  You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:38 AM 04/01/2010 FILED 11:36 AM 04/01/2010 SRV 100342056 - 2629180 FILE  CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WILD OATS MARKETS, INC.  It is hereby certified that:  1. The name of the corporation (the “Corporation”) is Wild Oats Markets, Inc.  2. Paragraph 1 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in the entirety to read as follows:  “1. The name of the Corporation is WFM-WQ, Inc,”  3. The amendment to the Certificate of Incorporation herein certified has been duly adopted by written consent of the sole stockholder of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware,  EXECUTED this 31st day of March, 2010.  [ILLEGIBLE] Roberta Lang, President